Exhibit 99.1

Viad Corp Reports Results for the 2020 Second Quarter

Strengthens Liquidity Position and Enhances Financial Flexibility

•	Secured up to $180 million investment from Crestview Partners and amended credit facility to provide financial covenant relief until September 30, 2022
•	GES continues to minimize costs while supporting clients with virtual events and plans for future event activity
•	Pursuit experiences are open and welcoming guests with focus on local and regional visitors

PHOENIX, August 6, 2020 -- Viad Corp (NYSE: VVI) today reported financial results for the second quarter of 2020, as well as provided updates regarding the business and actions taken to bolster liquidity and secure financial flexibility.

Business Update

Steve Moster, president and chief executive officer, commented, “The second quarter was unlike any other quarter we have experienced. I want to thank our teams for their actions to support our businesses during this unprecedented time. As the COVID pandemic and government actions halted services across our business, we made swift and difficult decisions with an immediate focus on cash flows and the health and safety of our team members, clients, guests, and communities. We essentially placed our business into a state of hibernation and took a host of other actions to preserve liquidity, including securing additional capital of $180 million and amending our credit facility for longer-term covenant relief.”

“With the lifting of government mandated closures and stay-at-home orders, Pursuit got back to business with a phased re-opening of our attractions and lodging operations starting in May and continuing into July,” continued Moster. “Most experiences are currently open and welcoming guests primarily from our local and regional markets in North America and international visitors in Iceland.  Despite ongoing border closures and other restrictions, we are seeing continued demand for Pursuit’s attractions and hotels as the summer tourism season progresses.”

“At GES, the live event market remains largely closed and our primary focus remains on minimizing the cash burn. We continue to operate at near hibernation levels, supporting clients with virtual events and planning for future events. Given the uncertainty we continue to see around event activity and industry recovery, we have a sharp focus on our transformation efforts to ensure GES emerges as a leaner and more profitable business.  We will continue controlling the things that we can control, and we stand ready to re-activate areas of GES as it is prudent to do so,” concluded Moster.

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Second Quarter 2020 Results

Revenue was $30.9 million, down 92.3% from the 2019 second quarter reflecting the acute impact of the COVID-19 pandemic that halted event activity and forced closures across Pursuit’s collection of experiences. Net loss attributable to Viad was $206.3 million, versus income of $13.8 million in the 2019 second quarter.  The 2020 net loss included non-cash impairment charges of $114.0 million and unfavorable tax matters of $37.9 million, which includes a valuation allowance of $25.5 million against deferred tax assets and a reversal of the $12.4 million tax benefit recorded on impairment charges during the first quarter. Adjusted segment operating loss* was $48.9 million, versus income of $47.3 million in the prior year quarter, and adjusted segment EBITDA* was negative $35.1 million, versus positive $61.8 million in the 2019 second quarter.

* Refer to Table 2 of this press release for a discussion and reconciliation of this non-GAAP financial measure to its     most directly comparable GAAP financial measure.

Cash was $154.2 million and debt totaled $475.1 million at June 30, 2020. Cash flow from operations was an outflow of $26.5 million, which included favorable changes in working capital of approximately $17 million. Cash flow from investing activities was an inflow of $20.1 million, with proceeds from insurance policies and the sale of assets of $29.3 million offsetting capital expenditures of $9.3 million. Return of capital during the quarter was $2.0 million, representing the regular quarterly dividend declared in February. Future dividend payments have since been suspended.

Moster said, “I am very proud of our team for responding rapidly to the challenges of the COVID pandemic. After fully drawing on our revolver at the beginning of April, we entered the second quarter with $162 million of cash. And we limited our subsequent cash outflow during the quarter to about $8 million through aggressive cost reductions, diligent working capital management, the monetization of certain non-operating assets, and the phased re-opening of Pursuit’s experiences.”

Moster concluded, “Given the evolving, uncertain nature of COVID-19, it is impossible to predict how the pandemic and government reactions will continue to impact the events industry and the broader travel market.  Accordingly, we will not be re-issuing financial guidance at this time.”

Liquidity Update and Response to COVID-19 Pandemic

On August 5, 2020, the Company announced that Crestview Partners made an initial investment of $135 million in newly issued perpetual convertible preferred stock, with a delayed draw commitment of up to an additional $45 million. We also announced an amendment to our credit facility that provides for the waiver of existing leverage ratio and interest coverage tests until the third quarter of 2022.  That press release can be accessed on our website at www.viad.com.

On a pro forma basis, our liquidity position at June 30, 2020 would have been approximately $340 million when factoring in the total $180 million investment commitment from Crestview, $17 million of proceeds received in July from our sale of a GES warehouse, and fees and expenses related to the equity raise and credit facility amendment.

“We believe the investment from Crestview and the extended waiver period for our financial covenants provide us ample financial flexibility and strength to not only endure what may be a slow recovery within the event industry and a gradual return to normal levels of leisure travel, but also to continue making important investments to fuel the growth of Pursuit,” said Moster.  “We remain committed to closely managing cash flows and our businesses to maximize value for our shareholders.”

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In addition to our recent actions to secure additional liquidity and obtain longer-term financial covenant relief under our credit facility, we have taken various other measures including, but not limited to the following:

•	We implemented aggressive cost reduction actions, including furloughs, layoffs, mandatory unpaid time off, and salary reductions for all employees across the company.
•

We raised a total of $46 million in cash proceeds from the disposition of certain assets, including $25 million in May related to the cash surrender value of life insurance policies and $17 million in July from the sale of a GES warehouse that we plan to vacate in connection with our facility downsizing efforts.

•	We eliminated discretionary spending, reduced maintenance capital expenditures to essential levels, and paused spending on the majority of growth projects.
•	We suspended future dividend payments and share repurchases.
•	We took advantage of available governmental assistance programs for wage and tax relief.

Conference Call Details

Viad will host a conference call on Thursday, August 6, 2020, at 9:00 a.m. (Eastern Time) to review second quarter 2020 results, updates regarding the business, and actions taken to bolster liquidity and financial flexibility. To join the live teleconference, please call (833) 513-0557 and enter the passcode 5064298 or access the webcast through our website.  A replay will be available for a limited time at (800) 585-8367 or (416) 621-4642 and enter the passcode 5064298 or visit our website and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, and Reykjavik, as well as new experiences in development in Las Vegas and Toronto.  Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

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Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	the extent to which the COVID-19 pandemic will affect our ongoing business and the duration of those effects;
•	our ability to obtain shareholder approval of, and satisfy other conditions to, the delayed draw commitment, if applicable;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, and other catastrophic events;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC and Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE –QUARTERLY RESULTS

(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Revenue:
GES:
North America	$18,776	$283,682	$(264,906)	-93.4%	$270,534	$506,923	$(236,389)	-46.6%
EMEA	7,808	69,505	(61,697)	-88.8%	50,524	123,881	(73,357)	-59.2%
Intersegment eliminations	(985)	(6,317)	5,332	84.4%	(2,974)	(9,007)	6,033	67.0%
Total GES	25,599	346,870	(321,271)	-92.6%	318,084	621,797	(303,713)	-48.8%
Pursuit	5,264	55,409	(50,145)	-90.5%	18,787	66,076	(47,289)	-71.6%
Total revenue	$30,863	$402,279	$(371,416)	-92.3%	$336,871	$687,873	$(351,002)	-51.0%

Segment operating income (loss):
GES:
North America	$(29,174)	$30,589	$(59,763)	**	$(17,208)	$31,197	$(48,405)	**
EMEA	(2,886)	4,664	(7,550)	**	(3,994)	5,799	(9,793)	**
Total GES	(32,060)	35,253	(67,313)	**	(21,202)	36,996	(58,198)	**
Pursuit	(17,692)	11,313	(29,005)	**	(37,966)	(1,682)	(36,284)	**
Segment operating income (loss)	(49,752)	46,566	(96,318)	**	(59,168)	35,314	(94,482)	**
Corporate eliminations	16	17	(1)	-5.9%	32	33	(1)	-3.0%
Corporate activities (Note A)	(2,468)	(3,282)	814	24.8%	(3,257)	(5,115)	1,858	36.3%
Restructuring charges (Note B)	(260)	(4,455)	4,195	94.2%	(1,111)	(5,143)	4,032	78.4%
Impairment charges (Note C)	(114,020)	—	(114,020)	**	(202,400)	—	(202,400)	**
Legal settlement (Note D)	—	—	—	**	—	(8,500)	8,500	-100.0%
Pension plan withdrawal (Note E)	(462)	(15,508)	15,046	97.0%	(462)	(15,508)	15,046	97.0%
Other expense	(265)	(456)	191	41.9%	(684)	(911)	227	24.9%
Net interest expense (Note F)	(5,010)	(2,874)	(2,136)	-74.3%	(8,949)	(5,691)	(3,258)	-57.2%
Income (loss) from continuing operations before income taxes	(172,221)	20,008	(192,229)	**	(275,999)	(5,521)	(270,478)	**
Income tax (expense) benefit (Note G)	(35,516)	(6,565)	(28,951)	**	(19,719)	1,030	(20,749)	**
Income (loss) from continuing operations	(207,737)	13,443	(221,180)	**	(295,718)	(4,491)	(291,227)	**
Income (loss) from discontinued operations (Note H)	(379)	460	(839)	**	(833)	173	(1,006)	**
Net income (loss)	(208,116)	13,903	(222,019)	**	(296,551)	(4,318)	(292,233)	**
Net (income) loss attributable to noncontrolling interest	1,634	(331)	1,965	**	2,967	89	2,878	**
Net loss attributable to redeemable noncontrolling interest	204	252	(48)	-19.0%	721	276	445	**
Net income (loss) attributable to Viad	$(206,278)	$13,824	$(220,102)	**	$(292,863)	$(3,953)	$(288,910)	**

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$(205,899)	$13,364	$(219,263)	**	$(292,030)	$(4,126)	$(287,904)	**
Income (loss) from discontinued operations (Note H)	(379)	460	(839)	**	(833)	173	(1,006)	**
Net income (loss)	$(206,278)	$13,824	$(220,102)	**	$(292,863)	$(3,953)	$(288,910)	**

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(10.17)	$0.65	$(10.82)	**	$(14.44)	$(0.22)	$(14.22)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.02)	0.02	(0.04)	**	(0.05)	0.01	(0.06)	**
Net income (loss) attributable to Viad common shareholders	$(10.19)	$0.67	$(10.86)	**	$(14.49)	$(0.21)	$(14.28)	**

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(10.17)	$0.65	$(10.82)	**	$(14.44)	$(0.22)	$(14.22)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.02)	0.02	(0.04)	**	(0.05)	0.01	(0.06)	**
Net income (loss) attributable to Viad common shareholders	$(10.19)	$0.67	$(10.86)	**	$(14.49)	$(0.21)	$(14.28)	**

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,282	20,143	139	0.7%	20,249	20,110	139	0.7%
Weighted-average outstanding and potentially dilutive common shares	20,282	20,266	16	0.1%	20,249	20,110	139	0.7%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Activities —The decrease in corporate activities expense during the three and six months ended June 30, 2020 relative to 2019 was primarily due to lower headcount and lower performance-based compensation expense as we reduced our estimated performance achievement to zero as a result of COVID-19.

(B)

Restructuring Charges — Restructuring charges during the three and six months ended June 30, 2020 and 2019 were primarily related to the elimination of certain positions at GES and Viad’s corporate office.

(C)

Impairment Charges – Due to the impact of COVID-19 on our business, we performed interim evaluations of goodwill as of March 31, 2020 and June 30, 2020. During the first quarter of 2020, we recorded a non-cash goodwill impairment charge of $72.7 million associated with GES U.S., GES EMEA, and Pursuit’s Glacier Park Collection reporting units and we recorded a non-cash impairment charge to other intangible assets of $15.7 million related to our U.S. audio-visual production business. During the second quarter of 2020, we recorded a full impairment charge to the remaining GES goodwill balance of $113.1 million in addition to a fixed asset impairment charge of $0.9 million.

(D)	Legal Settlement —During 2019, we recorded a charge to resolve a legal dispute at GES involving a former industry contractor.
(E)

Pension Plan Withdrawal – During 2019, we finalized the terms of a new collective-bargaining agreement with the Teamsters 727 union. The terms included a withdrawal from the under-funded Central States Pension Plan. Accordingly, we recorded a charge of $15.5 million, which represented the estimated present value of future contributions we will be required to make to the plan as a result of this withdrawal from the plan. Additionally, in 2020, we recorded $0.5 million related to the withdrawal from one of our multi-employer plans.

(F)	Net Interest Expense — The increase in net interest expense for the three and six months ended June 30, 2020 relative to 2019 was primarily due to higher debt balances in 2020.
(G)

Income Taxes — The effective tax rate was a negative 21% for the three months ended June 30, 2020 and 33% for the three months ended June 30, 2019. The effective tax rate was a negative 7% for the six months ended June 30, 2020 and 19% for the six months ended June 30, 2019. The negative effective tax rates for the three and six months ended June 30, 2020 were due to the recording of a valuation allowance this quarter against our remaining U.S., UK, and other European net deferred tax assets of $25 million, as well as no tax benefits on non-deductible goodwill impairments and losses recognized in those jurisdictions.

(H)

Loss from Discontinued Operations —Loss from discontinued operations during the three and six months ended June 30, 2020 and 2019 was primarily related to legal expenses related to previously sold operations.

	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Net income (loss) attributable to Viad	$(206,278)	$13,824	$(220,102)	**	$(292,863)	$(3,953)	$(288,910)	**
Less: Allocation to nonvested shares	—	(102)	102	-100.0%	—	—	—	**
Adjustment to the redemption value of redeemable noncontrolling interest	(332)	(179)	(153)	-85.5%	(458)	(266)	(192)	-72.2%
Net income (loss) allocated to Viad common shareholders	$(206,610)	$13,543	$(220,153)	**	$(293,321)	$(4,219)	$(289,102)	**

Weighted-average outstanding common shares	20,282	20,143	139	0.7%	20,249	20,110	139	0.7%

Basic income (loss) per common share attributable to Viad common shareholders	$(10.19)	$0.67	$(10.86)	**	$(14.49)	$(0.21)	$(14.28)	**

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(206,278)	$13,824	$(220,102)	**	$(292,863)	$(3,953)	$(288,910)	**
(Income) loss from discontinued operations attributable to Viad	379	(460)	839	**	833	(173)	1,006	**
Income (loss) from continuing operations attributable to Viad	(205,899)	13,364	(219,263)	**	(292,030)	(4,126)	(287,904)	**
Restructuring charges, pre-tax	260	4,455	(4,195)	-94.2%	1,111	5,143	(4,032)	-78.4%
Impairment charges, pre-tax	114,020	—	114,020	**	202,400	—	202,400	**
Legal settlement, pre-tax	—	—	—	**	—	8,500	(8,500)	-100.0%
Pension plan withdrawal, pre-tax	462	15,508	(15,046)	-97.0%	462	15,508	(15,046)	-97.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	875	1,481	(606)	-40.9%	2,075	2,018	57	2.8%
Tax benefit on above items	(168)	(5,376)	5,208	96.9%	(636)	(7,795)	7,159	91.8%
Unfavorable tax matters	37,908	—	37,908	**	25,500	—	25,500	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	(252)	252	-100.0%	—	(276)	276	-100.0%
Income (loss) before other items	$(52,542)	$29,180	$(81,722)	**	$(61,118)	$18,972	$(80,090)	**

(per diluted share)
Income (loss) before other items:
Net income (loss) attributable to Viad	$(10.19)	$0.67	$(10.86)	**	$(14.49)	$(0.21)	$(14.28)	**
(Income) loss from discontinued operations attributable to Viad	0.02	(0.02)	0.04	**	0.05	(0.01)	0.06	**
Income (loss) from continuing operations attributable to Viad	(10.17)	0.65	(10.82)	**	(14.44)	(0.22)	(14.22)	**
Restructuring charges, pre-tax	0.01	0.22	(0.21)	-95.5%	0.05	0.25	(0.20)	-80.0%
Impairment charges, pre-tax	5.62	—	5.62	**	10.00	—	10.00	**
Legal settlement, pre-tax	—	—	—	**	—	0.42	(0.42)	-100.0%
Pension plan withdrawal, pre-tax	0.02	0.77	(0.75)	-97.4%	0.02	0.77	(0.75)	-97.4%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.04	0.07	(0.03)	-42.9%	0.10	0.10	—	0.0%
Tax benefit on above items	—	(0.26)	0.26	-100.0%	(0.03)	(0.37)	0.34	91.9%
Unfavorable tax matters	1.87	—	1.87	**	1.26	—	1.26	**
Adjustment to the redemption value of redeemable noncontrolling interest	0.02	—	0.02	**	0.02	-	0.02	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	(0.01)	0.01	-100.0%	—	(0.01)	0.01	-100.0%
Income (loss) before other items	$(2.59)	$1.44	$(4.03)	**	$(3.02)	$0.94	$(3.96)	**

($ in thousands)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$(206,278)	$13,824	$(220,102)	**	$(292,863)	$(3,953)	$(288,910)	**
(Income) loss from discontinued operations attributable to Viad	379	(460)	839	**	833	(173)	1,006	**
Impairment charges, pre-tax	114,020	—	114,020	**	202,400	—	202,400	**
Interest expense	5,186	2,957	2,229	75.4%	9,204	5,872	3,332	56.7%
Income tax expense (benefit)	35,516	6,565	28,951	**	19,719	(1,030)	20,749	**
Depreciation and amortization	13,850	14,527	(677)	-4.7%	29,135	27,715	1,420	5.1%
Other noncontrolling interest	(681)	(322)	(359)	**	(1,329)	(267)	(1,062)	**
Adjusted EBITDA	$(38,008)	$37,091	$(75,099)	**	$(32,901)	$28,164	$(61,065)	**

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended June 30,				Six months ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Acquisition integration costs - Pursuit[1]	$(10)	$33	$(43)	**	$60	$33	$27	81.8%
Acquisition transaction-related costs - Pursuit[1]	—	86	(86)	-100.0%	(14)	271	(285)	**
Acquisition transaction-related costs - Corporate[2]	31	755	(724)	-95.9%	179	1,050	(871)	-83.0%
Acquisition start-up costs[1,3]	854	607	247	40.7%	1,850	664	1,186	**
Acquisition-related and other non-recurring expenses, pre-tax	$875	$1,481	$(606)	-40.9%	$2,075	$2,018	$57	2.8%

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods. The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates. Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended June 30, 2020				Three months ended June 30, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$30,863	1,104	$(396)	$30,155	$402,279	$3,018	$399,261
Net income (loss) attributable to Viad	$(206,278)				$13,824
Net income (loss) attributable to noncontrolling interest	(1,634)				331
Net loss attributable to redeemable noncontrolling interest	(204)				(252)
(Income) loss from discontinued operations	379				(460)
Income tax expense	35,516				6,565
Net interest expense	5,010				2,874
Other expense	265				456
Pension plan withdrawal	462				15,508
Impairment charges	114,020				—
Restructuring charges	260				4,455
Corporate activities expense	2,468				3,282
Corporate eliminations	(16)				(17)
Segment operating income (loss)	$(49,752)	$(1,787)	$315	$(48,280)	$46,566	$1,518	$45,048
Attraction start-up costs (B)	854	—	—	854	607	—	607
Integration costs	(10)	(10)	—	—	33	33	—
Acquisition transaction-related costs	—	—	—	—	86	—	86
Adjusted segment operating income (loss)	(48,908)	(1,797)	315	(47,426)	47,292	1,551	45,741
Segment depreciation	11,478	931	(133)	10,680	11,098	255	10,843
Segment amortization	2,354	280	(19)	2,093	3,371	98	3,273
Adjusted Segment EBITDA	$(35,076)	$(586)	$163	$(34,653)	$61,761	$1,904	$59,857
Adjusted Segment EBITDA attributable to noncontrolling interest	522	251	(2)	273	(647)	(711)	64
Adjusted segment EBITDA attributable to Viad	$(34,554)	$(335)	$161	$(34,380)	$61,114	$1,193	$59,921
Adjusted segment operating margin	**	**	-79.5%	**	11.8%	51.4%	11.5%
Adjusted segment EBITDA margin	**	-53.1%	-41.2%	**	15.4%	63.1%	15.0%

GES:
Revenue	$25,599	$—	$(349)	$25,948	$346,870	$—	$346,870
Segment operating income (loss)	$(32,060)	$—	$27	$(32,087)	$35,253	$—	$35,253
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income (loss)	(32,060)	—	27	(32,087)	35,253	—	35,253
Depreciation	5,485	—	(34)	5,519	6,322	—	6,322
Amortization	1,399	—	(3)	1,402	2,768	—	2,768
Adjusted segment EBITDA	$(25,176)	$—	$(10)	$(25,166)	$44,343	$—	$44,343
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(25,176)	$—	$(10)	$(25,166)	$44,343	$—	$44,343
Adjusted segment operating margin	**		-7.7%	**	10.2%		10.2%
Adjusted segment EBITDA margin	-98.3%		2.9%	-97.0%	12.8%		12.8%

GES North America:
Revenue	$18,776	$—	$(30)	$18,806	$283,682	$—	$283,682
Segment operating income (loss)	$(29,174)	$—	$49	$(29,223)	$30,589	$—	$30,589
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income (loss)	(29,174)	—	49	(29,223)	30,589	—	30,589
Depreciation	4,495	—	(9)	4,504	5,030	—	5,030
Amortization	1,308	—	—	1,308	2,500	—	2,500
Adjusted segment EBITDA	$(23,371)	$—	$40	$(23,411)	$38,119	$—	$38,119
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(23,371)	—	$40	$(23,411)	$38,119	$—	$38,119
Adjusted segment operating margin	**		**	**	10.8%		10.8%
Adjusted segment EBITDA margin	**		**	**	13.4%		13.4%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended June 30, 2020				Three months ended June 30, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$7,808	$—	$(319)	$8,127	$69,505	$—	$69,505
Segment operating income (loss)	$(2,886)	$—	$(22)	$(2,864)	$4,664	$—	$4,664
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income (loss)	(2,886)	—	(22)	(2,864)	4,664	—	4,664
Depreciation	990	—	(25)	1,015	1,292	—	1,292
Amortization	91	—	(3)	94	268	—	268
Adjusted segment EBITDA	$(1,805)	$—	$(50)	$(1,755)	$6,224	$—	$6,224
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(1,805)	$—	$(50)	$(1,755)	$6,224	$—	$6,224
Adjusted segment operating margin	-37.0%		6.9%	-35.2%	6.7%		6.7%
Adjusted segment EBITDA margin	-23.1%		15.7%	-21.6%	9.0%		9.0%

Pursuit:
Revenue	$5,264	1,104	$(47)	$4,207	$55,409	$3,018	$52,391
Segment operating income (loss)	$(17,692)	$(1,787)	$288	$(16,193)	$11,313	$1,518	$9,795
Integration costs	(10)	(10)	—	—	33	33	—
Acquisition transaction-related costs	—	—	—	—	86	—	86
Acquisition start-up costs (B)	854	—	—	854	607	—	607
Adjusted segment operating income (loss)	(16,848)	(1,797)	288	(15,339)	12,039	1,551	10,488
Depreciation	5,993	931	(99)	5,161	4,776	255	4,521
Amortization	955	280	(16)	691	603	98	505
Adjusted segment EBITDA	$(9,900)	$(586)	$173	$(9,487)	$17,418	$1,904	$15,514
Adjusted segment EBITDA attributable to noncontrolling interest	522	251	(2)	273	(647)	(711)	64
Adjusted segment EBITDA attributable to Viad	$(9,378)	$(335)	$171	$(9,214)	$16,771	$1,193	$15,578
Adjusted segment operating margin	**	**	**	**	21.7%	51.4%	20.0%
Adjusted segment EBITDA margin	**	-53.1%	**	**	31.4%	63.1%	29.6%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.